UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 10, 2008

CHATSWORTH DATA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-51308	98-0427221
(Commission File Number)	(IRS Employer Identification No.)

321 South Boston Avenue, Suite 218, Tulsa, OK 74103
 (Address of Principal Executive Offices) (Zip Code)

(918) 645-3701
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Notice of Default under Revolving Credit Agreement

On December 11, 2008, Chatsworth Data Corporation (the “Subsidiary”), a wholly-owned subsidiary of Chatsworth Data Solutions, Inc. (the “Company”), received by electronic correspondence a notice of default (the “Notice”) from Bank of Oklahoma, N.A. (“BOK”), the lender under that certain Revolving Credit Agreement, originally dated as of December 1, 2006, as amended by that certain Amendment to Revolving Credit Agreement dated effective November 30, 2007, as further amended by that certain Amendment Two to Revolving Credit Agreement dated effective February 29, 2008, and as most recently amended by that Amendment Three to Revolving Credit Agreement dated effective as of September 30, 2008 (as so amended, the “Credit Agreement”), by and between BOK and the Subsidiary.  As set forth in the Notice, the Subsidiary is not in compliance with the following provisions of the Credit Agreement:  (i) Section 2.1, as it relates to advances in excess of the Borrowing Base (as defined in the Credit Agreement), (ii) Section 8.2, Fixed Charge Coverage Ratio, and (iii) Section 8.3, Minimum Net Capital Investment (collectively, the “Events of Default”).  Pursuant to Section 9 of the Credit Agreement, BOK advised the Subsidiary that it has twenty (20) days from the date of the Notice to cure the Events of Default. An Event of Default under the Credit Agreement also constitutes an Event of Default under the Guaranty Agreement dated December 1, 2006 between BOK and the Company (the “Guaranty Agreement”).

As a result of the Events of Default, BOK has suspended further advances under the Credit Agreement.  The Notice provides that, in the event the Subsidiary fails to cure the Events of Default within the twenty (20) day cure period, BOK may pursue further remedial action against the Subsidiary and the Company, as Guarantor, which includes, without limitation, acceleration of all amounts due pursuant to the Credit Agreement and Guaranty Agreement and/or foreclosure of BOK’s security interest in the Subsidiary’s personal property.

The Subsidiary and the Company currently are in discussions with BOK in order to seek a waiver or forbearance of the Event of Default or to amend the Credit Agreement.  There can be no assurance that the Subsidiary will be able to obtain a waiver, forbearance or amendment or that such a waiver, forbearance or amendment would be on terms acceptable to the Subsidiary.  If the Subsidiary is unable to obtain a waiver from BOK, it could have a material adverse effect on the Subsidiary’s and the Company’s business, financial condition, results of operations and cash flows.  As of December 10, 2008, the Subsidiary had $1,049,892 of borrowings outstanding under the Credit Agreement.  The Company and the Subsidiary are also exploring numerous alternatives to improve liquidity, including raising capital, refinancing outstanding debt or the potential sale of assets.

Item 9.01.	Financial Statements and Exhibits

(d)	The following exhibits are filed herewith:

99.1	Notice of Default letter dated December 10, 2008, from Bank of Oklahoma, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chatsworth Data Solutions, Inc.

Date: December 16, 2008	By:	/s/ Sid L. Anderson
Sid L. Anderson
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Notice of Default letter dated December 10, 2008, from Bank of Oklahoma, N.A.

*           Filed herewith.